EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT, dated as of April 18, 2002 (this "Agreement"), among Saratoga Holdings I, Inc., a Texas corporation ("SGXK"), SH 2, Inc., a Delaware corporation wholly owned by SGXK ("SGXK Subsidiary"), A21 Acquisition LLC, a Delaware limited liability company wholly owned by SGXK ("A21 Acquisition"), and Thomas F. Cooke ("SGXK Shareholder"), on the one hand, and Agence 21, Inc., a Delaware corporation ("A21"), and the stockholders, option holders and warrant holders of A21 set forth on the signature pages to this Agreement (collectively, the "Sellers" and individually, a "Seller"), on the other hand. SGXK, SGXK Subsidiary, A21 Acquisition, SGXK Shareholder, A21 and Sellers are collectively referred to herein as "Parties" and sometimes individually referred to herein as a "Party". SGXK, SGXK Subsidiary, A21 Acquisition and SGXK Shareholder are sometimes referred to herein collectively as the "SGXK Parties" and sometimes individually referred to herein as an "SGXK Party".

                                    RECITALS:

         WHEREAS, Sellers own at least 80% of the issued and outstanding shares of Common Stock of A21, par value $.0001 per share ("A21 Common Stock"), 100% of the issued and outstanding shares of Preferred Stock of A21, par value $.0001 per share ("A21 Preferred Stock"), 100% of the issued and outstanding options to purchase A21 Common Stock ("A21 Options") and 100% of the issued and outstanding warrants to purchase A21 Common Stock ("A21 Warrants"), in the denominations as set forth opposite their respective names on Schedule I and Schedule II to this Agreement. The shares of A21 Common Stock and A21 Preferred Stock issued and outstanding on the Closing Date are sometimes referred to herein as the "A21 Shares", the A21 Options and the A21 Warrants issued and outstanding on the Closing Date are sometimes referred to herein collectively as the "A21 Derivative Securities" and the A21 Shares and the A21 Derivative Securities are sometimes referred to herein collectively as the "A21 Securities".

         WHEREAS, SGXK has organized A21 Acquisition and become its sole member in exchange for 13,000,000 shares of Common Stock, par value $.001 per share, of SGXK ("Pre-Split SGXK Common Stock").

         WHEREAS, A21 Acquisition desires to acquire from Sellers, and Sellers desire to sell to A21 Acquisition, all of the A21 Shares owned by Sellers on the Closing Date in exchange (the "Exchange") for the delivery by A21 Acquisition of one share of Common Stock, par value $.001 per share, of SGXK ("Post-Split SGXK Common Stock") for each three A21 Shares, on the terms and conditions set forth below, which, after giving effect to (a) the Reverse Stock Split (as defined below) and (b) the Exchange, will represent more than 80% of the issued and outstanding shares of the capital stock of SGXK on a fully diluted basis.

         WHEREAS, SGXK desires to acquire from Sellers, and Sellers desire to sell to SGXK, 100% of the A21 Derivative Securities issued and outstanding on the Closing Date in exchange (the "Derivative Securities Exchange") for the issuance of new options and warrants of SGXK on the terms and subject to the conditions set forth below;

         WHEREAS, A21 advanced SGXK Shareholder the sum of Fifteen Thousand Dollars ($15,000) (the "advance");

         WHEREAS, SGXK Shareholder currently is the principal shareholder of SGXK, owning beneficially approximately 70% of the outstanding shares of Pre-Split SGXK Common Stock, as determined on a fully diluted basis before giving effect to the issuance of 522,418 additional shares of Pre-Split SGXK Common Stock pursuant to the 2002 Plan, and will benefit from the transactions contemplated herein;

         WHEREAS, in exchange for forgiving $240,000 of the indebtedness owed to SGXK Shareholder by SGXK, after the Closing, SGXK will transfer to SGXK Shareholder all of the issued and outstanding shares of SGXK Subsidiary;

         WHEREAS, at a special meeting of shareholders of SGXK to be held on the Closing Date (the "Special Meeting"), the shareholders of SGXK, before giving effect to the Exchange, will (i) approve and effect the Reverse Stock Split,
(ii) approve the re-incorporation of SGXK in Delaware (the "reincorporation"),
(iii) approve the changing of the name of SGXK to a name specified by A21 (the "Name Change"), (iv) approve the changing of the symbol under which Post-Split SGXK Common Stock trades from "SGXK" to a ticker symbol specified by A21 (the "Ticker Symbol Change"), (v) adopt the employee benefit and other plans specified by A21 (the "Plans Adoption"), and (vi) elect a slate proposed by A21 prior to the Special Meeting as the Board of Directors of SGXK (the "Board Change").

         WHEREAS, it is intended that, for federal income tax purposes, the Exchange shall qualify as an exchange described in section 351 of the Code and a reorganization described in section 368 of the Code.

         WHEREAS, A21, Sellers and SGXK Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

         WHEREAS, SGXK currently has 3,791,667 shares of Pre-Split SGXK Common Stock issued and outstanding, is obligated to issue an additional 522,418 shares of Pre-Split SGXK Common Stock pursuant to the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan of SGXK (the "2002 Plan") which will be registered pursuant to a registration statement to be filed under the Securities Act on Form S-8 and will have, after giving effect to the Reverse Stock Split and immediately before the effective time of the Exchange, 1,854,149 shares of Post-Split SGXK Common Stock issued and outstanding; and

         WHEREAS, the Parties wish this Agreement to become effective and legally binding on all Parties who eventually sign this Agreement when this Agreement is executed and delivered by A21 and SGXK Parties.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

         "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (ii) any officer, director or partner of such other Person.

         "Assets" of a Person mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in such Person's business and in which such Person has any right, title or interest or in which such Person acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of such Person, but excluding any of the foregoing, if any, transferred prior to the Closing pursuant to this Agreement or any Collateral Documents.

         "A21 Business" means a technology and business service partner for the high-end independent photographer and photo agency which will facilitate image collection, value-added marketing and promotions through its developing technology platform for e-sales in the stock photography industry. A21 was conceived from a need developed out of the industry leaders' supplier and buyer frustration. A21 focuses on strictly high-end quality images; and will allow all its customers to control their own activities through a friendlier and more elegant user interface.

         "A21 Shareholders" means, as of any particular date, the holders of A21 Common Stock and/or A21 Preferred Stock on that date.

         "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in San Francisco, California, are required or authorized to be closed.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Collateral Documents" mean the Exhibits, Schedules and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

         "Commission" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

         "Control" for purposes of determining whether a Person is an Affiliate shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Encumbrance" means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Derivative Securities" means the options and warrants deliverable by SGXK in exchange for A21 Derivative Securities pursuant to
Section 2.1(b). All Exchange Derivative Securities shall be vested to the same extent as the Derivative Securities they were exchanged for were vested on the Closing Date.

         "Exchange Shares" means the shares of Post-Split SGXK Common Stock deliverable by A21 Acquisition in exchange for A21 Shares pursuant to Section 2.1(a).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

         "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Losses" shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants', investment bankers' and expert witness' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to Article X, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

         "Material Adverse Effect" means a material adverse effect on (i) the Assets, Liabilities, properties, business or prospects of a Party, (ii) the validity, binding effect or enforceability of this Agreement and/or the Collateral Documents and/or (iii) the ability of any Party to perform its obligations under this Agreement and/or the Collateral Documents.

         "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Regulatory Authority or other entity.

         "Post-Split SGXK Common Stock" means the Common Stock of SGXK after giving effect to the Reverse Stock Split.

         "Regulatory Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         "Representative" means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

         "Reverse Stock Split" means the reverse stock split of the SGXK Common Stock to take place on the Closing Date pursuant to which the number of outstanding shares of SGXK Common Stock, immediately after giving effect to the reverse stock split and before giving effect to the Exchange, will be and become 1,854,149 shares. The Reverse Stock Split shall not reduce below 100,000,000 the number of authorized shares of Post-Split SGXK Common Stock.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "SGXK Securities Filings" means SGXK's annual report on Form 10-KSB for the year ended December 31, 2001 and all other reports filed and to be filed with the Commission prior to the Closing Date.

         "Special Meeting Actions" means the following actions to be taken at the Special Meeting by holders of Pre-Split SGXK Common Stock in the following order: (a) pursuant to previously authorized board resolutions, issue stock to consultants under the 2002 Plan; (b) the approval of the Reverse Stock Split and the filing of a certificate of amendment to the certificate of incorporation of SGXK to effect the Reverse Stock Split; (c) the approval of the Reincorporation;
(d) the approval of the Name Change; (e) the approval of the Ticker Symbol Change; (f) the Plans Adoption; (g) approve any and all other actions deemed necessary by the Board of Directors of SGXK to be taken in connection with the transactions contemplated by this Agreement; and (h) the Board Change.

         "Tax" means any U.S. or non U.S. federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

         1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the sections indicated.

                  "Advance"                                   Recitals
                  "Agreement"                                 Preamble
                  "A21"                                       Preamble
                  "A21 Common Stock"                          Recitals
                  "A21 Derivative Securities"                 Recitals
                  "A21 Options"                               Recitals
                  "A21 Preferred Stock"                       Recitals
                  "A21 Schedules"                             Section 6.5
                  "A21 Securities"                            Recitals
                  "A21 Shares"                                Recitals
                  "A21 Warrants"                              Recitals
                  "Board Change"                              Recitals
                  "Closing"                                   Section 2.3
                  "Closing Date"                              Section 2.3
                  "Derivative Securities Exchange"            Recitals
                  "Derivative Shares"                         Section 4.5
                  "Exchange"                                  Recitals
                  "Indemnified Party"                         Section 10.3
                  "Indemnifying Party"                        Section 10.3
                  "Name Change"                               Recitals
                  "Parties"                                   Preamble
                  "Party"                                     Preamble
                  "Permitted Liabilities"                     Section 5.9(b)
                  "Plans Adoption"                            Recitals
                  "Reincorporation"                           Recitals
                  "SGXK"                                      Preamble
                  "A21 Acquisition"                           Preamble
                  "SGXK Common Stock"                         Recitals
                  "SGXK Parties"                              Preamble
                  "SGXK Party"                                Preamble
                  "SGXK Schedules"                            Section 7.8
                  "SGXK Shareholder"                          Preamble
                  "SGXK Subsidiary"                           Preamble
                  "Seller"                                    Preamble

                  "Sellers"                                   Preamble
                  "Special Meeting"                           Recitals
                  "Ticker Symbol Change"                      Recitals
                  "Transfer"                                  Section 6.6
                  "2002 Plan"                                 Recitals


                                   ARTICLE II
                               EXCHANGE OF SHARES

         2.1 Exchange of Shares. On the terms and subject to the conditions of this Agreement, on the Closing Date and after giving effect to the Reverse Stock Split and the Special Meeting Actions:

                  (a) A21 Acquisition shall deliver to each of the Sellers owning A21 Shares the number of shares of Post-Split SGXK Common Stock set forth opposite such Seller's name set forth on Schedule I hereto, and each such Seller shall deliver to A21 Acquisition, the number of issued and outstanding A21 Shares set forth opposite such Seller's name on Schedule I hereto along with a duly executed stock power endorsed in favor of A21 Acquisition. In the event that any shares of A21 Common Stock outstanding on the Closing Date which shall not be exchanged for shares of Post-Split SGXK Common Stock are, after the Closing Date, cancelled or otherwise recovered for the treasury of A21, 80% of the shares of Post-Split SGXK Common Stock that would have been exchanged for such shares of A21 Common Stock shall be delivered by A21 Acquisition to the former holders of A21 Common Stock who participated in the Exchange in proportion to the number of shares of A21 Common Stock exchanged by each such participating holder. In the event that any shares of Post-Split SGXK Common Stock issued to any former holders of A21 Common Stock pursuant to the Exchange are, after the Closing Date, cancelled or otherwise recovered by or for A21 Acquisition, 80% of such shares of Post-Split SGXK Common Stock shall be delivered by A21 Acquisition to the former holders of A21 Common Stock who participated in the Exchange and whose shares of Post-Split SGXK Common Stock were not cancelled or recovered for A21 Acquisition, in proportion to the number of shares of A21 Common Stock exchanged by each such participating holder.

                  (b) SGXK shall issue and deliver to each Seller owning A21 Derivative Securities, options and/or warrants exercisable for the number of shares of Post-Split SGXK Common Stock and at an exercise price per share, in each case set forth opposite such Seller's name set forth on Schedule II hereto, and each such Seller shall deliver unexercised 100% of the A21 Derivative Securities owned by such Seller.

                  (c) On the Closing Date, A21 Acquisition shall return to SGXK, to be held by SGXK in its treasury, all shares of Post-Split SGXK Common Stock that shall not be required to effect the Exchange for all shares of A21 Common Stock issued and outstanding on the Closing Date.

                  (d) On or prior to the second anniversary of the Closing Date, A21 Acquisition shall return to SGXK, to be held by SGXK in its treasury, any shares of Post-Split SGXK Common Stock that shall not have been distributed to former holders of A21 Common Stock pursuant to Section 2.1(a).

                  (e) SGXK Shareholder shall deliver, to or upon the order of A21, fifteen thousand (15,000) shares of Post-Split SGXK Common Stock in repayment of the Advance, such delivery to be made within 91 days after the Closing Date or such later date as SGXK Shareholder shall cease to be an Affiliate of SGXK.

         2.2 Restrictive Legends. All certificates representing the Exchange Shares and/or Exchange Derivative Securities shall contain the following legends:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE EXCHANGE AGREEMENT, BY AND AMONG SARATOGA HOLDINGS I, INC., SH 2, INC., A21 ACQUISITION LLC, THOMAS F. COOKE, AGENCE 21, INC. AND CERTAIN STOCKHOLDERS OF AGENCE 21, INC., A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF THE ISSUER."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED UNLESS SO REGISTERED OR UNLESS A VALID EXEMPTION FROM SUCH REGISTRATION EXISTS."

         2.3 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents (the "Closing") shall take place at the offices of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, 11th Floor, New York, New York 10017, at 11:00 a.m., Eastern Time, on April 30, 2002, or at such other location or time as the parties may agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date". On the Closing Date, prior to the Closing of the Exchange and the Derivative Securities Exchange, the Special Meeting Actions shall be taken at the Special Meeting.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF A21

         A21 represents and warrants to SGXK that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and, except as provided in Section 8.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

         3.1 Organization and Qualification. A21 is a corporation duly organized, validly existing and in good standing under the laws of Delaware. A21 has all requisite power and authority to own, lease and use its Assets as they are currently owned, leased and used and to conduct the A21 Business as it is currently conducted. A21 is duly qualified or licensed to do business in, and is in good standing in, each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on A21.

         3.2 Capitalization. (a) As of February 28, 2002, the authorized, issued and outstanding capital stock and other ownership interests of A21 consisted of 40,000,000 shares of A21 Common Stock, of which 25,973,500 shares were issued and outstanding and 10,000,000 shares of A21 Preferred Stock, of which 1,500,000 shares were issued and outstanding. As of February 28, 2002, there were issued and outstanding A21 Options exercisable for 5,550,000 shares of A21 Common Stock and A21 Warrants exercisable for 1,775,000 shares of A21 Common Stock. All of the issued and outstanding A21 Securities have been duly authorized and are validly issued, fully paid and nonassessable. A21 will not issue any additional A21 Securities between February 28, 2002 and the Closing Date unless the consideration received by A21 in cash, property or shares of another Person shall have a minimum value, as determined in good faith by the Board of Directors of A21, of $.40 per A21 Share so issued or, for A21 Derivative Securities, an exercise price of at least $.40 per share of A21 Common Stock for A21 Derivative Securities so issued. Nothing in the preceding sentence or elsewhere in this Agreement shall prevent the exercise of any of the A21 Derivative Securities outstanding on February 28, 2002.

                  (b) All of the issued and outstanding A21 Securities have been issued in compliance with applicable securities laws and other applicable Legal Requirements or transfer restrictions under applicable securities laws.

         3.3 Authority and Validity. A21 has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by A21 of, the performance by A21 of its obligations under, and the consummation by A21 of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of A21. This Agreement has been duly executed and delivered by A21 and (assuming due execution and delivery by each of the other Parties hereto) is the legal, valid, and binding obligation of A21, enforceable against A21 in accordance with its terms. Upon the execution and delivery by A21 of each Collateral Document to which it is a Party (assuming due execution and delivery by each of the other Parties thereto), such Collateral Document will be the legal, valid and binding obligation of A21, enforceable against A21 in accordance with their respective terms.

         3.4 No Breach or Violation. The execution, delivery and performance by A21 of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or by-laws of A21or (ii) any agreement to which A21 is a party, or by which A21 or A21's Assets are bound or affected.

         3.5 Consents and Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by A21 in connection with the execution, delivery and performance by A21 of this Agreement or any Collateral Document or for the consummation by A21 of the transactions contemplated hereby or thereby.

         3.6 Compliance with Legal Requirements. A21 has operated the A21 Business in compliance with all material Legal Requirements applicable to A21 except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on A21.

         3.7 Litigation. Except as set forth on Schedule 3.7, as of the date of this Agreement (i) there are no outstanding judgments or orders against or otherwise affecting or related to A21, the A21 Business or A21 Assets and
(ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to A21's knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on A21.

         3.8 Taxes. Except as may be reserved for on the audited balance sheet of A21 to be included in the Form 8-K to be filed pursuant to Section 6.1, A21 has filed all Tax returns that it was required to file on a timely basis, and each such Tax return was correct and complete in all material respects, and all Taxes shown to be payable on such Tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis and no other Taxes are payable by A21 with respect to items or periods covered by such Tax returns (whether or not shown or reportable on such Tax returns) or with respect to any period prior to the date of this Agreement.

         3.9 Books and Records. The books and records of A21 accurately and fairly represent, in all material respects, the A21 Business as it is currently conducted and its results of operations.

         3.10 Brokers or Finders. No broker or finder has acted directly or indirectly for A21 in connection with the transactions contemplated by this Agreement, and A21 has not incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transactions contemplated by this Agreement.

         3.11 Disclosure. No representation or warranty of A21 in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by A21 pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

         Each Seller, severally and not jointly, represents and warrants to A21 and SGXK Parties that the statements contained in this ARTICLE IV as to such Seller and such Seller's A21 Securities are correct and complete as of the date of this Agreement and, except as provided in Section 8.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

         4.1 Authority and Validity. Such Seller has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by such Seller, the performance by such Seller of its, his or her obligations under, and the consummation by Seller of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of such Seller. This Agreement has been duly executed and delivered by such Seller and (assuming due execution and delivery by each other Party hereto) is the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Upon the execution and delivery of each Collateral Document to which such Seller is a Party (assuming due execution and delivery by each other Party thereto) such Collateral Document will be the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms.

         4.2 No Breach or Violation. The execution, delivery and performance by such Seller of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or by-laws of such Seller, if applicable, or (ii) any agreement to which such Seller is a party, or by which such Seller or such Seller's Assets are bound or affected.

         4.3 Consents and Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by such Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any Collateral Document to which it is a party or for the consummation by such Seller of the transactions contemplated hereby or thereby.

         4.4 Purchase for Investment. (a) Such Seller is acquiring the Exchange Shares and the Exchange Derivative Securities for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  (b) Such Seller understands that the Exchange Shares and the Exchange Derivative Securities are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that SGXK's reliance on such exemption is predicated, in part, on such Seller's representations set forth herein.

         4.5 Restricted Securities. Such Seller understands that the Exchange Shares and the Exchange Derivative Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares and/or the shares of Post-Split SGXK Common Stock issuable upon exercise of the Exchange Derivative Securities (the "Derivative Shares") or any available exemption from registration under the Securities Act, the Exchange Shares and the Derivative Shares must be held indefinitely. Such Seller is aware that the Exchange Shares and the Derivative Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about SGXK and the requirements to hold Exchange Shares and/or Derivative Shares, as the case may be, for at least one (1) year from the Closing Date and to sell Exchange Shares and/or Derivative Shares in accordance with the volume limitations and other provisions of Rule 144.


                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF SGXK PARTIES

         Each SGXK Party, jointly and severally, represents and warrants to A21 and each Seller that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and, except as provided in Section 9.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE V, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by the Agreement).

         5.1 Organization and Qualification. (a) SGXK is a corporation duly organized, validly existing and in good standing under the laws of Texas, (b) SGXK Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Delaware and (c) A21 Acquisition is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each of SGXK, SGXK Subsidiary and A21 Acquisition has, and at all times has had, all requisite power and authority to own, lease and use its Assets as they were and are owned, leased and used, and to conduct its business as it has been conducted at all times since the inception of such entity. Each of SGXK, SGXK Subsidiary and A21 Acquisition, is duly qualified or licensed to do business in, and is in good standing in, each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on SGXK or A21 Acquisition.

         5.2 Capitalization. (a) As of the date hereof, (i) the authorized, issued and outstanding capital stock of and other ownership interests of SGXK consists of 100,000,000 shares of common stock, par value $.001 per share, of which there are 3,791,667 shares of Pre-Split SGXK Common Stock outstanding and 522,418 additional shares of Pre-Split SGXK Common Stock obligated to be issued pursuant to the 2002 Plan before the Closing Date, and 100,000 shares of preferred stock, par value $.001 per share, of which there are no shares outstanding, (ii) the authorized, issued and outstanding capital stock of and other ownership interests of SGXK Subsidiary consists of 100,000,000 shares of common stock, par value $.001 per share, of which there are 3,791,667 shares outstanding, and (iii) the authorized, issued and outstanding ownership interests of A21 Acquisition consists of 100% of the membership interests of A21 Acquisition, of which SGXK is the sole member. The Exchange Shares, when issued in accordance with this Agreement, will have been, and will be, duly authorized, validly issued and outstanding and will be fully paid and nonassessable. The Derivative Shares, when issued in accordance with the Exchange Derivative Securities, will have been, and will be, duly authorized, validly issued and outstanding and will be fully paid and nonassessable. SGXK Shareholder owns or controls greater than seventy percent (70%) of the issued and outstanding shares of SGXK, determined on a fully-diluted basis before giving effect to the issuance of 522,418 additional shares of Pre-Split SGXK Common Stock pursuant to the 2002 Plan.

                  (b) On the Closing Date, there will not be authorized, issued or outstanding any options, warrants, purchase rights, preemptive rights or other contracts or commitments, whether written or oral, that could require SGXK and/or A21 Acquisition, to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests.

                  (c) All of (i) the issued and outstanding shares of Pre-Split SGXK Common Stock, (ii) the issued and outstanding shares of SGXK Subsidiary common stock and (iii) the membership interests in A21 Acquisition, in each case, have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and have been issued in compliance with applicable securities laws and other applicable Legal Requirements.

         5.3 Authority and Validity. Each SGXK Party has all requisite power to execute and deliver, to perform such Party's obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents to which such SGXK Party is a party. The execution and delivery by each SGXK Party of, the performance by each SGXK Party of such Party's respective obligations under, and the consummation by the SGXK Parties of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of each SGXK Party. This Agreement has been duly executed and delivered by each SGXK Party and (assuming due execution and delivery by A21 and the Sellers) is the legal, valid and binding obligation of each SGXK Party, enforceable against each SGXK Party in accordance with its terms. Upon the execution and delivery by each SGXK Party of the Collateral Documents to which each of them is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations of each SGXK Party, enforceable against such SGXK Party in accordance with their respective terms.

         5.4 No Breach or Violation. The execution, delivery and performance by SGXK Parties of this Agreement and the Collateral Documents to which each SGXK Party is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with the certificate of incorporation, by-laws or operating agreement of any SGXK Party or constitute a violation or breach of any agreement to which any SGXK Party is a party, or by which any SGXK Party, or its Assets are bound or affected.

         5.5 Consents and Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any SGXK Party in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby.

         5.6 Compliance with Legal Requirements. SGXK and SGXK Subsidiary have operated the SGXK business in compliance with all material Legal Requirements, except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on SGXK.

         5.7 Litigation. Except as set forth in the SGXK Securities Filings filed through the date hereof or the Closing Date, as applicable, (i) there are no outstanding judgments or orders against or otherwise affecting or related to any of the SGXK Parties or their business or assets, and (ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of any SGXK Party, threatened.

         5.8 Ordinary Course. From the date of the balance sheet included in the most recent SGXK Securities Filings filed through the date of this Agreement, or the Closing Date, as applicable, there did not occur any event, incident, action, failure to act or transaction involving any SGXK Party which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on SGXK or A21 Acquisition. From the date of the Transfer to the date of this Agreement, the SGXK business has been conducted through SGXK Subsidiary and SGXK has done nothing, other than pursuant to this Agreement or the Collateral Documents to incur any Liability or obligation.

         5.9 Assets and Liabilities. (a) As of the date of this Agreement, SGXK has no Assets or Liabilities other than the Assets and Liabilities, if any, disclosed on Schedule 5.9 hereto.

                  (b) On the Closing Date, the balance sheet of SGXK shall include (i) no Assets other than the membership interest in A21 Acquisition and
(ii) up to Fifteen Thousand Dollars ($15,000) in Liabilities in the aggregate (the "Permitted Liabilities"); provided, however, that such Permitted Liabilities shall be solely for reasonable expenses, approved in writing by A21, incurred by SGXK directly in connection with the transactions contemplated by this Agreement, including, without limitation, audit fees, legal fees owed to Jenkens & Gilchrist not to exceed Three Thousand Dollars ($3,000), transfer agent fees and expenses owed to Mellon Investor Services not to exceed Seven Thousand Nine Hundred Twenty-six Dollars ($7,926), among other expenses approved in writing by A21.

         5.10 Taxes. Each of SGXK and A21 Acquisition has filed all Tax returns that it was required to file on a timely basis, and each such Tax return was correct and complete in all material respects, and all Taxes shown to be payable on such Tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis and no other Taxes are payable by SGXK or A21 Acquisition with respect to items or periods covered by such Tax returns (whether or not shown or reportable on such Tax returns) or with respect to any period prior to the date of this Agreement.

         5.11 Books and Records. The books and records of SGXK and A21 Acquisition are complete and correct and do not omit or misstate any entry required to be set forth therein by any Legal Requirement.

         5.12 Environmental Matters. SGXK has not violated any environmental laws, does not lack any permit, license or other approval required under applicable environmental laws and is not violating any term or condition of any such permit, license or approval.

         5.13 Financial and Other Information. (a) The historical financial statements (including the notes thereto) contained (or incorporated by reference) in the SGXK Securities Filings have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and present fairly the financial condition of SGXK and its results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

                  (b) SGXK Securities Filings did not, as of their filing dates, contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were made, not misleading.

         5.14 Trading. No order suspending the sale or ceasing the trading or quotation of the Pre-Split SGXK Common Stock on the Over-The-Counter Bulletin Board has been issued by any court, securities commission or regulatory authority in the United States, and no proceedings for such purpose are pending or, to the knowledge of SGXK after reasonable inquiry, threatened.

         5.15 Brokers or Finders. No broker or finder has acted directly or indirectly for SGXK, any SGXK Party or any of their Affiliates in connection with the transactions contemplated by this Agreement, and neither SGXK, any SGXK Party nor any of their Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement other than its obligation to issue 166,163 shares of Post-Split SGXK Common Stock to Atlas Capital Services, Inc.

         5.16 Disclosure. No representation or warranty of any SGXK Party in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by any SGXK Party pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         5.17 Filings. SGXK has made all of the filings required by the Securities Act and the Exchange Act required to be made and no such filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, not misleading.


                                   ARTICLE VI
                                COVENANTS OF A21

         Between the date of this Agreement and the Closing Date:

         6.1 Form 8-K. A21 shall prepare as soon as commercially reasonable and cause SGXK to file with the Commission within seventy five (75) days after the Closing Date a current report on Form 8-K which includes the information required by Items 1, 2, 4, 6 and 7 of Form 8-K.

         6.2 Operations of A21. Between the date of this Agreement and the Closing Date, A21 shall use its commercially reasonable efforts to promote the financial success of the A21 Business.

         6.3 Consents and Approvals. As soon as practicable after execution of this Agreement, A21 shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person as is required to be obtained, made or given by A21 to consummate the transactions contemplated by this Agreement and the Collateral Documents.

         6.4 Notification of Certain Matters. A21 shall promptly notify SGXK of any fact, event, circumstance or action known to it that is reasonably likely to cause A21 to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE VIII not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to SGXK pursuant to this Agreement or the existence or occurrence of which would cause any of A21's representations or warranties under this Agreement not to be correct and/or complete. A21 shall give prompt written notice to SGXK of any adverse development causing a material breach of any of the representations and warranties in ARTICLE III as of the date made.

         6.5 A21 Schedules. A21 shall, from time to time prior to Closing, supplement its Schedules (the "A21 Schedules") with additional information that, if existing or known to it on the date of delivery of the A21 Schedules to the SGXK Parties, would have been required to be included therein.

         6.6 Transfer to SGXK Shareholder. As soon practicable after the Closing, A21 shall cause SGXK to transfer to SGXK Shareholder all of the shares of SGXK Subsidiary (the "Transfer").

                                   ARTICLE VII
                          COVENANTS OF THE SGXK PARTIES

         Between the date of this Agreement and the Closing Date,

         7.1 Additional Information. SGXK shall provide to A21 and its Representatives such financial, operating and other documents, data and information relating to SGXK and A21 Acquisition as A21 or its Representatives may reasonably request.

         7.2 Notice of Special Meeting. SGXK shall prepare and send to its shareholders at least ten days prior to the Closing Date, a Notice of Special Meeting that sets forth the Special Meeting Actions to be taken at the Special Meeting and that advises SGXK's shareholders that SGXK Shareholder intends to vote all share of Pre-Split SGXK Common Stock owned or controlled by him in favor of the Special Meeting Actions and that such vote by SGXK Shareholder will be sufficient to take each of the Special Meeting Actions.

         7.3 Press Release; Form 8-K. SGXK shall prepare in consultation with A21 press releases to be issued promptly after the execution and delivery of this Agreement and on the Closing Date after the Closing is complete. SGXK shall prepare as soon as commercially reasonable and within 15 days after the Closing Date, a current report on Form 8-K that attaches a copies of such press release and this Agreement (without exhibits) as exhibits thereto and that responds to items 2 and 4 of Form 8-K.

         7.4 No Solicitations. From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to ARTICLE XI, SGXK Parties will not, nor will they authorize or permit any of their respective officers, directors, Affiliates or employees or any investment banker, attorney or other advisor or representative retained by it or him, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

         7.5 Transfer of Assets and Liabilities to SGXK Subsidiary. On or prior to the Closing Date: (a) SGXK shall transfer to SGXK Subsidiary, and shall cause SGXK Subsidiary to acquire, all of the Assets and Liabilities of SGXK, except for the Permitted Liabilities, in existence immediately prior to the Closing; and (b) SGXK Shareholder shall forgive all indebtedness and obligations of SGXK to SGXK Shareholder that shall not be either transferred to SGXK Subsidiary or Permitted Liabilities.

         7.6 Organization of A21 Acquisition. As soon as commercially reasonable and prior to the Closing Date, SGXK shall organize A21 Acquisition and become its sole member in exchange for 13,000,000 shares of Pre-Split SGXK Common Stock issued to A21 Acquisition.

         7.7 Continuity and Maintenance of Existence. SGXK shall maintain its existence in good standing until the Closing Date. From and after the date of the Transfer until the Closing, SGXK shall not incur, directly or indirectly, any obligation or create or assume any Liability without the prior written consent of A21.

         7.8 Consents and Approvals. As soon as practicable after execution of this Agreement, the SGXK Parties shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by any of SGXK Parties to consummate the transactions contemplated by this Agreement and the Collateral Documents.

         7.9 Special Meeting Actions. At the Special Meeting, the holders of the requisite percentage of capital stock of SGXK shall have taken the Special Meeting Actions.

         7.10 Notification of Certain Matters. SGXK shall promptly notify A21 of any fact, event, circumstance or action known to it that is reasonably likely to cause any SGXK Party to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE IX not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to A21 pursuant to this Agreement or the existence or occurrence of which would cause any of SGXK Parties' representations or warranties under this Agreement not to be correct and/or complete. SGXK Parties shall give prompt written notice to A21 of any adverse development causing a breach of any of the representations and warranties in ARTICLE V.

         7.11 SGXK Schedules. SGXK Parties shall, from time to time prior to Closing, supplement their Schedules (the "SGXK Schedules") with additional information that, if existing or known to it or them on the date of delivery of such Schedules to A21 and the Sellers, would have been required to be included therein.

         7.12 Securities Filings. SGXK will timely file all reports and other documents required to be filed with the Commission, which reports and other documents do not and will not contain any misstatement of a material fact, and do not and will not omit any material fact necessary to make the statements therein not misleading.

         7.13 Resignation of SGXK Directors and Officers. At the Special Meeting, all officers and directors of SGXK and A21 Acquisition shall resign without compensation and shall release all claims against SGXK, A21 Acquisition, A21, Sellers and their respective officers, directors, employees, affiliates, successors and assigns.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO OBLIGATIONS OF SGXK PARTIES

         All obligations of SGXK Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that SGXK Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

         8.1 Accuracy of Representations. All representations and warranties of A21 and Sellers contained in this Agreement, the Collateral Documents and any certificate delivered by A21 or any Seller at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. A21 and Sellers shall have delivered to SGXK certificates dated as of the Closing Date to the foregoing effect.

         8.2 Covenants. A21 and Sellers shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing. A21 and Sellers shall have delivered to SGXK and A21 Acquisition certificates dated the Closing Date to the foregoing effect.

         8.3 Consents and Approvals. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained.

         8.4 Delivery of Documents. A21 and Sellers shall have delivered, or caused to be delivered, to SGXK the following documents:

                  (i) Certified copies of A21's articles of incorporation and by-laws and certified resolutions of the Board of Directors of A21 authorizing the execution and delivery of this Agreement and the Collateral Documents to which A21 is a party and the consummation of the transactions contemplated hereby and thereby; and

                  (ii) Such other documents and instruments as SGXK may reasonably request in writing: (A) to evidence the accuracy of the representations and warranties of A21 and/or Sellers under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by A21 and Sellers of, or the compliance by A21 and Sellers with, any material covenant, obligation, condition and agreement to be performed or complied with by A21 or Sellers under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

         8.5 Delivery of A21 Shares. Sellers shall have delivered certificates representing at least 80% of the A21 Common Stock and 100% of the other A21 Securities, together with appropriate duly executed stock powers therefor.

                                   ARTICLE IX
           CONDITIONS PRECEDENT TO OBLIGATIONS OF A21 AND THE SELLERS

         All obligations of A21 and the Sellers under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that A21 and the Sellers may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

         9.1 Accuracy of Representations. All representations and warranties of SGXK Parties contained in this Agreement and the Collateral Documents and any other document, instrument or certificate delivered by any SGXK Party at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. SGXK Parties shall have delivered to A21 a certificate dated the Closing Date to the foregoing effect.

         9.2 Covenants. SGXK Parties shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by SGXK Parties at or prior to Closing. SGXK Parties shall have delivered to A21 a certificate dated the Closing Date to the foregoing effect.

         9.3 Consents and Approvals. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained.

         9.4 Delivery of Documents. SGXK Parties shall have executed and delivered, or caused to be executed and delivered, to A21 the following documents:

                  (i) Certified copies of the articles of incorporation and by-laws of SGXK, a certified copy of the operating agreement of A21 Acquisition and certified resolutions by the board of directors or managing member, as the case may be, authorizing the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby;

                  (ii) Such other documents and instruments as A21 or Sellers may reasonably request in writing: (A) to evidence the accuracy of the representations and warranties of SGXK Parties under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by SGXK Parties of, or the compliance by SGXK Parties with, any material covenant, obligation, condition and agreement to be performed or complied with by SGXK Parties under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents;

                  (iii) Letters of resignation from SGXK's current officers and directors and from the current officers of A21 Acquisition to be effective upon the Closing;

                  (iv) releases, substantially in the form attached hereto as Exhibit A, from Atlas Capital Services, Inc. and each of the officers of SGXK and A21 Acquisition resigning on the Closing Date; and

                  (v)   All corporate books and records of SGXK and A21
Acquisition.

         9.5 No Assets & Liabilities. Assuming compliance with Section 6.6, at the Closing SGXK shall have no Assets or Liabilities other than the entire membership interest in A21 Acquisition and the Permitted Liabilities.

         9.6 Payment of Costs. Other than costs provided for in the Permitted Liabilities, SGXK Shareholder shall have paid all of the costs and expenses of SGXK Parties associated with the transactions contemplated herein other than the Permitted Liabilities.


                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 Indemnification by Sellers. Each Seller (pro rata based on such Seller's percentage interest in A21 determined based on the number of A21 Shares issued and outstanding) shall indemnify, defend and hold harmless SGXK Parties, from and against any and all Losses which may be incurred or suffered by any SGXK Party and which may arise out of, or result from, any breach of any representation, warranty, covenant or agreement of A21 or Sellers contained in this Agreement and/or the Collateral Documents. Notwithstanding the foregoing,
(a) no claim under this Section 10.1 may be made unless notice is given pursuant to Section 10.3 within one year from the Closing Date, and (b) no Seller shall be responsible for the representations and warranties of any other Seller.

         10.2 Indemnification by Certain SGXK Parties. SGXK Parties, other than SGXK and A21 Acquisition, shall indemnify, defend and hold harmless A21 and Sellers from and against any and all Losses which may be incurred or suffered by any such Party and which may arise out of, or result from, any breach of any representation, warranty, covenant or agreement of SGXK Parties or any of them, contained in this Agreement and/or the Collateral Documents. Notwithstanding the foregoing, no claim under this Section 10.2 may be made unless notice is given pursuant to Section 10.3 within one year from the Closing Date.

         10.3 Notice to Indemnifying Party. If any Party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other Party (or Parties) (the "Indemnifying

Party") is obligated to provide indemnification pursuant to Sections 10.1 or 10.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 10.4.

         10.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this Agreement) and
(ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. In this regard, Warshaw Burstein Cohen Schlesinger & Kuh, LLP is hereby approved by SGXK Parties as counsel to A21 and/or Sellers (in such Party's capacity as the Indemnifying Party). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the Encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.

                                   ARTICLE XI
                                   TERMINATION

         11.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing (a) by mutual written agreement of A21 and SGXK; or (b) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the transactions contemplated by this Agreement; or (c) by A21 if the Exchange shall not qualify as an exchange described in section 351 of the Code and a reorganization described in section 368(a)(1)(B) of the Code.

         11.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the Parties hereto; provided, however, that if this Agreement is terminated because of the actions or inactions, directly or indirectly, of any SGXK Party, then SGXK Shareholder shall promptly repay the Advance together with any funds advanced by A21 to or upon the direction of SGXK (including, without limitation, the payment by A21 of SGXK's indebtedness to Mellon Investor Services) in cash or other immediately available funds with accrued interest from the date of the Advance at a rate of ten percent (10%) per annum, and shall also pay, on demand, all legal fees and expenses incurred by A21 to recover the foregoing if not promptly paid by SGXK Shareholder.


                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Parties Obligated and Benefitted. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of each other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

         12.2 Publicity. The initial press release describing the execution and delivery of this Agreement shall be a joint press release approved in writing, in advance, by A21 and SGXK, such approval not to be unreasonably withheld, and thereafter A21 and SGXK each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Regulatory Authorities (including any national securities interdealer quotation service) with respect thereto, except (i) as may be required by law or (ii) by obligations pursuant to any listing agreement with or rules of any national securities interdealer quotation service.

         12.3 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery). Notices shall be addressed as follows:

                  (a)      If to any SGXK Party, to:

                                   Thomas F. Cooke
                                   2304 Hancock Drive, Suite 5
                                   Austin, Texas 78756

                  (b)      If to A21 or any Seller, in care of:

                                   Warshaw Burstein Cohen Schlesinger & Kuh, LLP 555 Fifth Avenue
                                   New York, New York 10017
                                   Attention: Peter B. Hirshfield, Esq.

         Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 12.3.

         12.4 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party. Notwithstanding the foregoing, the prevailing Party shall only be entitled to recover reasonable attorneys' fees from SGXK Shareholder in connection with an enforcement of his indemnity obligations set forth in Section 10.2 hereof.

         12.5 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

         12.6 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of New York, without giving effect to any choice of law provision or rule (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York).

         12.7 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         12.8 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and the Collateral Documents and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement and/or the Collateral Documents.

         12.9 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

         12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed signature page hereto.

         12.11 Entire Agreement. This Agreement (including the Exhibits, A21 Schedules, the SGXK Schedules and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties. Without limiting the generality of the foregoing, this Agreement is intended to supersede the Confidential Term Sheet between SGXK and A21, dated April 9, 2002.

         12.12 Expenses. Each Party will be responsible for payment of its own expenses in connection with the transactions contemplated by this Agreement; provided, however, that SGXK Shareholder shall be responsible for all expenses of SGXK Parties other than the Permitted Liabilities.

         12.13 Survival of Representations and Covenants. Notwithstanding any right of any Party fully to investigate the affairs of A21 or SGXK, as the case may be, and notwithstanding any knowledge of facts determined or determinable by any Party pursuant to such investigation or right of investigation, each Party shall have the right to rely fully upon the representations, warranties, covenants and agreements of other Parties contained in this Agreement. Each representation, warranty, covenant and agreement of the Parties contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, a Party has delivered to the other Parties a written notice of a claim with respect to such representation, warranty, covenant or agreement; provided, however, that the representations and warranties of SGXK Parties set forth in Sections 5.10 and 5.12 shall survive in accordance with their terms.

         12.14 Appointment of Agent for Sellers. By executing this Agreement, each Seller hereby appoints Albert H. Pleus its agent to take any and all actions for such Seller's benefit and to receive all notices hereunder. Mr. Pleus' appointment hereunder shall continue until three months after the Closing Date or, if earlier, until his resignation or inability to act due to disability or death; and each Seller hereby releases and discharges each present officer and present director of A21 from any and all actions taken, suffered or omitted to be taken at any time from the organization of A21 up to the date of this Agreement by such present officer and/or present director in his or her capacity as an officer and/or director of A21.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                  AGENCE 21, INC.,
                                  a Delaware corporation

                                  By: /s/ ALBERT H. PLEUS
                                      ------------------------------------------
                                      Name:  Albert H. Pleus
                                      Title: Chairman

                                  SARATOGA HOLDINGS I, INC.,
                                  a Texas corporation

                                  By: /s/ THOMAS F. COOKE
                                      ------------------------------------------
                                      Name:  Thomas F. Cooke
                                      Title: President

                                  SH 2, INC.,
                                  a Delaware corporation

                                  By: /s/ THOMAS F. COOKE
                                      ------------------------------------------
                                      Name:  Thomas F. Cooke
                                      Title: President


                                  A21 ACQUISITION LLC,
                                  a Delaware limited liability company

                                  By: Saratoga Holdings I, Inc., its sole member

                                  By: /s/ THOMAS F. COOKE
                                      ------------------------------------------
                                      Name:  Thomas F. Cooke
                                      Title: President

                                  SGXK SHAREHOLDER:

                                  /s/ THOMAS F. COOKE
                                  ---------------------------------------------
                                  Thomas F. Cooke

                                  SELLERS:

                                  Adpads, Incorporated
                                  By: /s/ ERICA A. VENTLEY
                                      ------------------------------------------
                                      Name:  Erica A. Ventley
                                      Title: C.F.O.

                                  /s/ ALBERT H. PLEUS
                                  ----------------------------------------------
                                  Albert H. Pleus


                                  Albert Pleus Family Trust
                                  By: /s/ ALBERT H. PLEUS
                                      ------------------------------------------
                                      Name:  Albert H. Pleus
                                      Title: Trustee

                                  /s/ ANTHONY SUAU
                                  ----------------------------------------------
                                  Anthony Suau

                                  /s/ C. ROBERT ALLEN III
                                  ----------------------------------------------
                                  C. Robert Allen III

                                  /s/ CARA SUTHERLAND
                                  ----------------------------------------------
                                  Cara Sutherland

                                  /s/ CHRIS-ANTHONY DELELLIS
                                  ----------------------------------------------
                                  Chris-Anthony DeLellis

                                  /s/ HENRY D. PERRY
                                  ----------------------------------------------
                                  Dr. Henry D. Perrry

                                  /s/ FULVIO PAGNOZZI
                                  ----------------------------------------------
                                  Fulvio Pagnozzi

                                  /s/ GARY REIN
                                  ----------------------------------------------
                                  Gary Rein

                                  /s/ HAIM ARIAV
                                  ----------------------------------------------
                                  Haim Ariav


                                  Hawaii Venture Group, LLC
                                  By: /s/ RANDOLPH C. HAVRE
                                      ------------------------------------------
                                      Name:  Randolph C. Havre
                                      Title: C.E.O.

                                  /s/ JOHN E. ALTBERG
                                  ----------------------------------------------
                                  John E. Altberg

                                  /s/ JOHN HAMANN
                                  ----------------------------------------------
                                  John Hamann

                                  /s/ JOLI QUENTIN KANSIL
                                  ----------------------------------------------
                                  Joli Quentin Kansil

                                  /s/ KARL CHANG
                                  ----------------------------------------------
                                  Karl Chang


                                  Keo Kea Hawaii LP
                                  By: /s/ RANDOLPH C. HAVRE
                                      ------------------------------------------
                                      Name:  Randolph C. Havre
                                      Title: General Partner


                                  LCA Capital Partners I, Inc.
                                  By: /s/ LUKE A. ALLEN
                                      ------------------------------------------
                                      Name:  Luke A. Allen
                                      Title: President

                                  /s/ LUKE A. ALLEN
                                  ----------------------------------------------
                                  Luke A. Allen

                                  /s/ MARGARET W. PLEUS
                                  ----------------------------------------------
                                  Margaret W. Pleus

                                  /s/ MARK SPARGO
                                  ----------------------------------------------
                                  Mark Spargo

                                  /s/ MICHAEL WEZEL
                                  ----------------------------------------------
                                  Michael Wezel

                                  /s/ MITCHELL SINGER
                                  ----------------------------------------------
                                  Mitchell Singer

                                  /s/ PHILIP MARKS
                                  ----------------------------------------------
                                  Philip Marks

                                  /s/ RICH CLARKSON
                                  ----------------------------------------------
                                  Rich Clarkson

                                  /s/ RICHARD AND TERESA CLIFTON
                                  ----------------------------------------------
                                  Richard & Teresa Clifton

                                  /s/ RICHARD RICKMAN
                                  ----------------------------------------------
                                  Richard Rickman

                                  /s/ ROBERT M. BARKER
                                  ----------------------------------------------
                                  Robert M. Barker


                                  Schnittman & Schnittman
                                  By: /s/ STEVEN SCHNITTMAN
                                      ------------------------------------------
                                      Name:  Steven Schnittman
                                      Title: Partner

                                  /s/ STEVEN MARKS
                                  ----------------------------------------------
                                  Steven Marks

                                  /s/ SUSAN FURUSHIRO
                                  ----------------------------------------------
                                  Susan Furushiro

                                  /s/ THOMAS V. BUTTA
                                  ----------------------------------------------
                                  Thomas V. Butta


                                  Tenant Representative Services Association,
                                    Inc.
                                  By: /s/ DANIEL BROWN
                                      ------------------------------------------
                                      Name:  Daniel Brown
                                      Title: President

                                  /s/ VINCENT C. BUTTA
                                  ----------------------------------------------
                                  Vincent C. Butta


                                  Whitney Holdings, Inc.
                                  By: /s/ ALBERT H. PLEUS
                                      ------------------------------------------
                                      Name:  Albert H. Pleus
                                      Title: President

                                  /s/ WILLIAM A. BOGAGE
                                  ----------------------------------------------
                                  William A. Bogage

                                  /s/ WILLIAM C. CALLARI
                                  ----------------------------------------------
                                  William C. Callari

                                  /s/ CHARLES A. MAUZY
                                  ----------------------------------------------
                                  Charles A. Mauzy

                                  /s/ ERICA A. VENTLEY
                                  ----------------------------------------------
                                  Erica A. Ventley

                                  /s/ LAURENCE A. GERSHMAN
                                  ----------------------------------------------
                                  Laurence A. Gershman

                                  /s/ PETER HOWE
                                  ----------------------------------------------
                                  Peter Howe

                                   Schedule I
                         A21 Shares and Exchange Shares


Thru 4-30-02                    At Closing    At Closing         Post-Split
                                ----------    ----------         ----------
                                   A21           A21                SGXK
                                   ---           ---                ----
                                  Common      Preferred        Common Shares
                                  ------      ---------        -------------
Shareholder                       Shares        Shares      Exchanged at Closing
-----------                     ----------    ----------    --------------------


Adpads, Incorporated             3,000,000                        1,000,000

Albert H. Pleus                  3,575,000                        1,191,667

Albert Pleus Family Trust          400,000                          133,334

Anthony Suau                       100,000                           33,334

C. Robert Allen III              1,050,000                          350,000

Cara Sutherland                    100,000                           33,334

Chris-Anthony DeLellis             200,000                           66,667

Dr. Henry D. Perrry                225,000                           75,000

Fulvio Pagnozzi                    300,000                          100,000

Gary Rein                          450,000       100,000            183,334

Haim Ariav                         200,000                           66,667

Hawaii Venture Group, LLC          600,000                          200,000

John E. Altberg                  1,200,000                          400,000

John Hamann                         75,000                           25,000

Joli Quentin Kansil                 37,500                           12,500

Karl Chang                         100,000                           33,334

Keo Kea Hawaii LP                  660,000                          220,000

LCA Capital Partners I, Inc.     2,016,000                          672,000

Louis Marinello                                  130,000             43,334

Luke A. Allen                    1,657,000                          552,334

Margaret W. Pleus                  400,000                          133,334

Mark Spargo                      1,125,000                          375,000

Michael Wezel                      510,000                          170,000

Mitchell Singer                    187,500                           62,500

Philip Marks                       933,665        98,281            343,982

Rich Clarkson                      300,000                          100,000

Richard & Teresa Clifton           262,500                           87,500

Richard Rickman                                  470,000            156,667

Robert M. Barker                    75,000                           25,000

Schnittman & Schnittman            804,000                          268,000

Steven Marks                       491,335        51,719            181,018

Susan Furushiro                     25,000                            8,334

Thomas V. Butta                                  300,000            100,000

Tenant Representation
Services, Inc.                                   100,000             33,334

Vincent C. Butta                 2,926,500                          975,500

Whitney Holdings, Inc.             800,000                          266,667

William A. Bogage                  450,000       250,000            233,334

William C. Callari               1,000,000            --            333,334
                                ----------    ----------         ----------

                                26,236,000     1,500,000          9,245,343

                                   Schedule II
          A21 Derivative Securities and Exchange Derivative Securities

                                                                Post-Split
                                                                ----------
                               At Closing                          SGXK
                               ----------                          ----
                                  A21          Exercise           Options            Exercise
                                  ---          --------           -------            --------
                                Options          Price      Exchanged at Closing       Price
                                -------          -----      --------------------       -----
Albert H. Pleus                 350,000       $    0.05           116,667           $    0.15

Cara Sutherland                 200,000       $    0.05            66,667           $    0.15

Chris-Anthony DeLellis          800,000       $    0.05           266,667           $    0.15

Haim Ariav                      800,000       $    0.05           266,667           $    0.15

John Hamann                      75,000       $    0.05            25,000           $    0.15

Reserved                        375,000       $    0.05           125,000           $    0.15

Susan Furushiro                  25,000       $    0.05             8,334           $    0.15
                             ----------                        ----------
                              3,150,000                         1,050,003

                                                                Post-Split
                                                                ----------
                               At Closing                          SGXK
                               ----------                          ----
                                  A21          Exercise          Warrants            Exercise
                                  ---          --------          --------            --------
                                Warrants         Price      Exchanged at Closing       Price
                                --------         -----      --------------------       -----
Thomas V. Butta                 100,000       $    0.50            33,334           $    1.50

Laurence A. Gershman            100,000       $    0.75            33,334           $    2.25

Charles A. Mauzy                 75,000       $    1.00            25,000           $    3.00

Peter Howe                       75,000       $    1.00            25,000           $    3.00

Schnittman & Schnittman          50,000       $    0.21            16,667           $    0.63

Robert Barker                    50,000       $    0.42            16,667           $    1.26

Erica A. Ventley                200,000       $    0.42            66,667           $    1.26

Mark Spargo                     150,000       $    0.42            50,000           $    1.26

William C. Callari              150,000       $    0.42            50,000           $    1.26
                             ----------                        ----------
                                950,000                           316,669

                                  Schedule 3.7
                                 A21 Litigation

To settle a dispute with a former landlord, A21 stipulated to the entry of a judgment (in the event of default in payment of the settlement amount) in the amount of $88,500 plus interest at the rate of 10% per annum and agreed to make level monthly payments to such former landlord through February 2003.

                                  Schedule 5.9
                    SGXK Closing Date Assets and Liabilities

                                                                       Exhibit A
                                                                       ---------
                             RESIGNATION AND RELEASE
                             -----------------------

                                 April 30, 2002

Reference is made to the Exchange Agreement (the "Exchange Agreement") among Agence 21, Inc. ("A21"), certain of the holders of the securities of A21, Saratoga Holdings I, Inc. ("SGXK"), A21 Acquisition LLC, ("A21 Acquisition"), SH 2, Inc. ("SGXK Subsidiary"), and Thomas F. Cooke. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Exchange Agreement.

In connection with the Exchange Agreement and as an inducement for the parties to the Exchange Agreement to enter into the transactions specified therein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenants and agrees as follows:

The undersigned is an employee and/or officer and/or director of SGXK and/or A21 Acquisition. The undersigned hereby resigns, effective immediately, as an employee, officer and director of SGXK and/or A21 Acquisition.

The undersigned and his or her heirs, successors, assigns, administrators and executors and any party claiming through or under the undersigned (individually and collectively, the "Releasors") hereby releases and holds harmless SGXK, A21, A21 Acquisition, and each of their respective directors, officers, employees, agents, successors and assigns (individually and collectively, the "Releasees") from and against any and all claims, demands, actions, complaints, suits, or other forms of liability that may be asserted against any of them arising out of
(a) the undersigned's service as an officer and/or director of SGXK, A21 Acquisition and/or SGXK Subsidiary, including, without limitation, any claims for salary or other benefits and any claims that are related, directly or indirectly to, or arise out of, the Exchange Agreement or any Collateral Document and/or (b) any agreements, other than the Exchange Agreement and the Collateral Documents, whether written or oral, between the undersigned and A21, SGXK, A21 Acquisition or their respective Affiliates.

This Release may not be changed orally.


IN WITNESS HEREOF, the undersigned has executed this Resignation and Release as of the date first above written.

                                    Thomas F. Cooke
                                    -------------------------------------
                                    Name (Please print or type)


                                    By: /s/ THOMAS F. COOKE
                                        ----------------------------------------
                                        Signature

                               RECEIPT AND RELEASE
                               -------------------

                                 April 30, 2002

Reference is made to the Exchange Agreement (the "Exchange Agreement") among Agence 21, Inc. ("A21"), certain of the holders of the securities of A21, Saratoga Holdings I, Inc. ("SGXK"), A21 Acquisition LLC ("SGXK Acquisition"), SH 2, Inc. ("SGXK Subsidiary"), and Thomas F. Cooke. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Exchange Agreement.

1. Receipt. Atlas Capital Services, Inc. ("Atlas") hereby acknowledges receipt of 166,163 shares of Post-Split SGXK Common Stock as payment in full for all fees and expenses for services rendered, directly or indirectly, in connection with the transactions contemplated by the Exchange Agreement.

2. Release. Atlas its successors, and/or assigns and any party claiming through or under the undersigned (individually and collectively, the "Releasors") hereby releases and holds harmless SGXK, A21, A21 Acquisition, and each of their respective directors, officers, employees, agents, successors and assigns (individually and collectively, the "Releasees") from and against any and all claims, demands, actions, complaints, suits, or other forms of liability that may be asserted against any of them arising out of, or based upon, any services rendered by Atlas to SGX, A21, A21 Acquisition or any of the Releasees. Any and all agreements, whether written or oral, if any, between Atlas or its Affiliates, on the one hand, and SGXK, A21, A21 Acquisition or their respective Affiliates, on the other hand, are hereby terminated and null and void, of no further force and effect.

This Release may not be changed orally.

IN WITNESS HEREOF, the undersigned has executed this Receipt and Release as of the date first above written.



                                  ATLAS CAPITAL SERVICES, INC.


                                  By: /s/
                                      ------------------------------------------
                                      Name:
                                      Title: